EXECUTION COPY

ETF Fund Servicing Agreement – March 2010 version

TABLE OF CONTENTS

SECTION
1.	INTENTION OF THE PARTIES; DEFINITIONS	1
1.1	Intention of the Parties.	1
1.2	Definitions; Interpretation.	1
2.	WHAT J.P. MORGAN IS REQUIRED TO DO	4
2.1	The Services.	4
2.2	No Duty to Monitor Compliance.	5
2.3	No Responsibility for Tax Returns.	5
2.4	Storage of Records.	5
2.5	Compliance with Laws and Regulations.	5
2.6	Change Control.	6
3.	INSTRUCTIONS	6
3.1	Acting on Instructions; Unclear Instructions.	6
3.2	Verification and Security Procedures.	7
3.3	Instructions Contrary To Applicable Law/Market Practice.	7
3.4	Cut-Off Times.	7
3.5	Electronic Access.	7
4.	FEES AND EXPENSES OWING TO J.P. MORGAN	8
4.1	Fees and Expenses.	8
5.	ADDITIONAL PROVISIONS RELATING TO THE CUSTOMER	8
5.1	Representations of the Customer and J.P. Morgan.	8
5.2	The Customer to Provide Certain Information to J.P. Morgan.	9
5.3	Information Used to Provide the Service.	9
6.	WHERE J.P. MORGAN IS LIABLE TO THE CUSTOMER OR THE FUNDS	9
6.1	Standard of Care; Liability.	9
6.2	Force Majeure.	10
6.3	J.P. Morgan May Consult with Counsel.	10
6.4	Limitations of J.P. Morgan’s Liability.	10
7.	TERM AND TERMINATION	11
7.1	Term and Termination.	11
7.2	Termination for Convenience.	12
7.3	Other Grounds for Termination.	12
7.4	Consequences of Termination.	13
7.5	Transition following Termination.	13
8.	MISCELLANEOUS	13
8.1	Notices.	13
8.2	Successors and Assigns.	13
8.3	Entire Agreement.	13
8.4	Insurance.	13
8.5	Governing Law and Jurisdiction.	14
8.6	Severability; Waiver; and Survival.	14
8.7	Confidentiality.	14
8.8	Use of J.P. Morgan’s Name.	15
8.9	Delegation.	15
8.10	Third Party Rights.	15
8.11	Counterparts.	15
SCHEDULE 1 ACCOUNTING AND NAV CALCULATION SERVICES		17
APPENDIX A NET ASSET VALUE ERROR CORRECTION POLICY AND PROCEDURES		23
SCHEDULE 2 FUND ADMINISTRATION SERVICES		24
SCHEDULE 3 REMUNERATION		31
ANNEX A ELECTRONIC ACCESS		32

ETF  Fund Servicing Agreement –
March 2010 version

ADMINISTRATION AGREEMENT

This Agreement, dated [__________________], 2011, is between FQF TRUST, a Delaware statutory trust whose principal place of business is at 230 Congress Street, 5th Floor, Boston Massachusetts 02110 (the “Customer") and JPMORGAN CHASE BANK, N. A. with a place of business at One Beacon Street, Boston, Massachusetts 02108. (“J.P. Morgan”)

1.	Intention of the Parties; Definitions

1.1	Intention of the Parties.

(a)	J.P. Morgan is a national association formed under the laws of the United States.

(b)
The Customer is an open-end management investment company whose Funds are registered under the 1940 Act, with the purpose of investment of its assets in certain types of securities and instruments, as more fully described in each Fund’s Registration Statement, as amended from time to time.

(c)
The Customer has requested J.P. Morgan to provide Accounting and NAV Calculation Services and Fund Administration Services to the Customer and Funds, which J.P. Morgan has agreed to do subject to the terms and conditions appearing in this Agreement and the Schedules.  J.P. Morgan will be responsible for the performance of only those duties set forth in this Agreement.

1.2	Definitions; Interpretation.

(a)	As used in this Agreement and the Schedules and Appendices to this Agreement, the following terms have the meaning hereinafter stated.

“Accounting and NAV Calculation Services” means the services described in Schedule 1.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affiliate” means an entity controlling, controlled by, or under common control with, J.P. Morgan or Customer, as the case may be,

“Agency Agreement” means the agency and fund servicing agreement entered into between JPMorgan Chase Bank, N.A. and the Trust.

ETF  Fund Servicing Agreement –
March 2010 version

“Applicable Law” means any applicable statute, including the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (“1933 Act”) and the Securities Exchange Act of 1934, as amended, (“1934 Act”) as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

"Articles" means the Trust Instrument of the Customer, as amended from time to time.

“Authorized Person” means any person who has been designated by the Customer (or by any agent designated by the Customer) to act on behalf of Customer or the Funds under this Agreement. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives, and has had reasonable time to act upon, Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Board” means the board of trustees of the Customer.

“Change” has the meaning given in Section 2.6.

“Change Control” means the process set out in Section 2.6.

“Change Request” has the meaning given in Section 2.6.

“Confidential Information” means and includes all non-public information concerning the Customer and/or the Funds which J.P. Morgan receives in the course of providing services under this Agreement ~~w~~hether not marked “confidential” or “private.” Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Agreement or information which J.P. Morgan obtains on a non-confidential basis from a third party.

“Custody Agreement” means the global custody agreement entered into between J.P. Morgan Chase Bank N.A. and the Trust.

“Distributor” means any entity is to make the shares of the Customer or Funds available to the public (e.g., broker-dealers; fund of funds; wrap accounts).

“Fees” means the payments described in Article 4, to be made by the Customer to J.P. Morgan for the Services.

"Fund Administration Services" means the services described in Schedule 2.

“Fund(s)” means the separate series of shares of beneficial interest the Customer, with each series of the Customer corresponding to a distinct pool of the assets and liabilities of the Customer, with such features as described in the Registration Statement.

ETF  Fund Servicing Agreement –
March 2010 version

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes to have been given by an Authorized Person.

"Investment Adviser” means any person or entity appointed as investment adviser or manager of any of the Funds, in accordance with the Registration Statement.

“J.P. Morgan Indemnitees” means J.P. Morgan and nominees, and their respective directors, officers, employees and agents.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“1940 Act” means the Investment Company Act of 1940, as amended.

"Prospectus" means the prospectus of the applicable Fund as supplemented, updated or amended from time to time.

“Registration Statement” means the registration statement on Form N-1A of the Customer, filed under the 1933 Act and the 1940 Act, as amended or supplemented, updated or amended from time to time.

“Regulator” means the United States Securities and Exchange Commission (“SEC”)

“SAI” means the Statement of Additional Information of the Customer or Funds, as applicable, as supplemented, updated or amended from time to time.

“Security Procedure” means any security procedure to be followed by Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties.  A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs and may be updated by J.P. Morgan from time to time upon notice to the Customer. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Service Commencement Date” means the first date on which J.P. Morgan is entitled to receive fees under this Agreement.

ETF  Fund Servicing Agreement –
March 2010 version

"Services" means the Accounting and NAV Calculation Services, and Fund Administration Services.

"Shares" means the shares issued by the Customer or applicable Fund.

"Shareholder" means a holder of Shares.

(b)	Headings are for reference and convenience only and are not intended to affect interpretation.

(c)
References to Articles and Sections are to Articles and Sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(d)
Unless the context requires otherwise, references in this Agreement to "persons" shall include legal as well as natural persons; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; use of the term “including” shall be deemed to mean “including but not limited to;” and references to appendices and numbered sections shall be to such addenda and provisions herein; all such addenda are hereby incorporated in this Agreement by reference.

2.	What J.P. Morgan is Required to Do

2.1	The Services.

(a)
The Customer hereby appoints J.P. Morgan to act as administrator of and to provide the Services with respect to Customer and the Funds and J.P. Morgan agrees to act as administrator of and to provide the Services with respect to the Customer and the Funds (subject to any limitations notified by the Customer to J.P. Morgan in writing and subject to any requirements or restrictions imposed on the performance of such functions by any statutory provisions for the time being in force), until this Agreement is terminated as hereinafter provided.

(b)	The Customer shall not permit the Registration Statement to be amended in any way inconsistent with the terms and conditions of the Agreement, unless otherwise required by Applicable Law.

(c)	J.P. Morgan shall act as agent of the Customer and/or the Funds solely with respect to the duties of J.P. Morgan described in this Agreement.

ETF  Fund Servicing Agreement –
March 2010 version

(d)	The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in providing the Services.

2.2	No Duty to Monitor Compliance.

Each party hereto acknowledges that the duty of J.P. Morgan in its capacity as the provider of any of the Services shall not constitute a duty to monitor the compliance of any other party hereto or their delegates or any other person whatsoever (other than J.P. Morgan or any of its Affiliates, agents or sub-contractors) with any restriction or guideline imposed on any of the Funds or the Investment Adviser by the Registration Statement and any other document, or by law or regulation or otherwise with regard to any of the Funds or the Investment Adviser, except as expressly set forth in this Agreement  (including Schedule 2, pursuant to which J.P. Morgan agrees to assist the Funds with certain monitoring requirements) and further, that the duties of J.P. Morgan in its capacity as the provider of any of the Services, shall not extend to enforcing compliance of any of the Funds, the Investment Adviser, their respective delegates or any other person whatsoever (other than J.P. Morgan or any of its Affiliates, agents or sub-contractors) with any such restrictions or guidelines.

2.3	No Responsibility for Tax Returns.

Notwithstanding anything herein to the contrary, while J.P. Morgan shall provide the Customer with information regarding taxable events in the United States in relation to the Customer and/or the Funds, J.P. Morgan is not responsible for preparing or filing any tax reports or returns on behalf of the Shareholders or the Funds except as expressly set forth in this Agreement.

2.4	Storage of Records.

J.P. Morgan is authorized to maintain all accounts, registers, corporate books and other documents on magnetic tape or disc, or on any other mechanical or electronic system; provided that they are capable of being reproduced in legible form in accordance with Applicable Law. Where any Authorized Person, including any Fund’s auditor, wishes to inspect such documents maintained by J.P. Morgan, J.P. Morgan shall provide legible documents, for the discharge of the Fund’s and its auditors’ legal and regulatory duties. The applicable Funds shall be responsible for the payment of any research and copying costs associated with any such request, in accordance with J.P. Morgan’s customary practices.

2.5	Compliance with Laws and Regulations.

J.P. Morgan will comply with Applicable Law in the United States with respect to the provision of the Services. The Customer undertakes to comply (and to cause the Funds to comply) with Applicable Law in the United States and in each state in which the Customer conducts business, to the extent that compliance with such Applicable Law is relevant to the provision or receipt of the Services or the marketing of the Funds.

ETF  Fund Servicing Agreement –
March 2010 version

2.6	Change Control.

(a)
If either party wishes to propose any amendment or modification to, or variation of, the Services (including the scope or details of the Services) (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the party, specifying in as much detail as is reasonably practicable the nature of the Change. J.P. Morgan shall maintain a log of all Change Requests.

(b)
Promptly following the receipt of a Change Request the parties shall agree whether to implement the Change Request, whether the Fees should be modified in light of the Change to the Services, and the basis upon which J.P. Morgan will be compensated, if at all, for implementing the Change Request.

(c)
If a change to Applicable Law requires a Change to the provision of the Services, the parties shall follow the Change Control processes set forth in this Section 2.6. J.P. Morgan shall bear its own costs with respect to implementing such a Change Request except that:

(i)	J.P. Morgan shall be entitled to charge the Customer for any changes to software that have been developed specifically for the Customer or customized for the Customer; and

(ii)
J.P. Morgan shall be entitled to charge the Customer for any Changes required as a result of the change in Applicable Law affecting the Customer and/or any of its Funds in a materially different way than it affects J.P. Morgan’s other customers, or which the Customer wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for its other customers.

If the change in Applicable Law results in a change to the Services, or an increase in J.P. Morgan’s risk associated with provision of the Services, J.P. Morgan shall be entitled to make an appropriate increase in the Fees.

3.	Instructions

3.1	Acting on Instructions; Unclear Instructions.

(a)
The Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry.  The Customer will indemnify the J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction unless the Liabilities result from an act of negligence, fraud or willful misconduct on the part of a J.P. Morgan Indemnitees with respect to the manner in which such Instructions are followed.

ETF  Fund Servicing Agreement –
March 2010 version

(b)
J.P. Morgan shall promptly notify an Authorized Person or Shareholder, as applicable, if an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction.  J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it.  J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

3.2	Verification and Security Procedures.

(a)
 J.P. Morgan and the Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	J.P. Morgan may record any of its telephone communications, if legally permitted or otherwise authorized to do so.

3.3	Instructions Contrary To Applicable Law/Market Practice.

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to Applicable Law or market practice but J.P. Morgan will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Customer.

3.4	Cut-Off Times.

J.P. Morgan has established cut-off times for receipt of certain Instructions, which will be made available to the Customer. If J.P. Morgan receives an Instruction (other than Instructions relating to a Share transaction, which shall be processed by J.P. Morgan in accordance with the Registration Statement) after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

3.5	Electronic Access.

Access by the Customer to Products of J.P. Morgan (as defined in Annex A) shall be governed by this Agreement and the terms and conditions set forth in Annex A.

ETF  Fund Servicing Agreement –
March 2010 version

4.	Fees and Expenses Owing to J.P. Morgan

4.1	Fees and Expenses.

(a)	The Customer will pay J.P. Morgan for the Services under this Agreement, as agreed between the Customer and J.P. Morgan as described in Schedule 3, as may be amended from time to time.

(b)
In addition to the fees provided for in Section 4.1(a), the Customer shall be responsible for the payment of all the reasonable disbursements of J.P. Morgan in connection with the establishment, and ongoing business of the Customer and/or Funds, all governmental or similar fees, charges, taxes, duties and imposts levied in or by any relevant authority in the United States on or in respect of the Customer and/or any Fund which are incurred by J.P. Morgan, and any other customary  or extraordinary expenses. The Customer shall reimburse J.P. Morgan for the foregoing and for reasonable out-of-pocket expenses including without limitation telephone, postage and stationery and expenses of a similar nature as J.P. Morgan may incur in the execution of its duties under this Agreement and including the costs and expenses, by the Customer’s request or with the Customer’s agreement, incurred by J.P. Morgan and its agents in determining the value of assets in connection with its duty as the calculator of the Net Asset Value of the Funds or any Shares and in connection with the performance of its duties pursuant to this Agreement.

(c)
Invoices will be payable within thirty (30) days of the date of the invoice. If the Customer disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

5.	Additional Provisions Relating to the Customer

5.1	Representations of the Customer and J.P. Morgan.

(a)
The Customer represents and warrants that (i) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Customer’s legal, valid and binding obligation, enforceable against Customer in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, and (iii) it has not relied on any written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan.

ETF  Fund Servicing Agreement –
March 2010 version

(b)
J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement.

5.2	The Customer to Provide Certain Information to J.P. Morgan.

Upon request, the Customer will promptly provide to J.P. Morgan such information about itself and its financial status as J.P. Morgan may reasonably request, including the Articles and its current audited and unaudited financial statements, its Registration Statement and any contracts, regulatory documents or opinions (provided for informational purposes) from a lawyer or accountant that relate to the Services described in this Agreement.

5.3	Information Used to Provide the Service.

The Customer agrees with J.P. Morgan that any information the Customer or the Investment Adviser provides to J.P. Morgan pursuant to this Agreement shall be, to the providing party’s knowledge, complete and accurate to enable J.P. Morgan to perform its responsibilities pursuant to this Agreement.

6.	Where J.P. Morgan is Liable to the Customer or the Funds

6.1	Standard of Care; Liability.

(a)
J.P. Morgan will use reasonable care in performing its obligations under this Agreement. J.P. Morgan will not be responsible for any loss or damage suffered by the Customer or the Funds with respect to any matter as to which J.P. Morgan has satisfied its obligation of reasonable care unless the same results from an act of negligence, fraud or willful misconduct on the part of J.P. Morgan or any J.P. Morgan Indemnitee.

(b)
J.P. Morgan will be liable for the Customer’s and/or any Fund’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence, or willful misconduct in performing its duties as set out in this Agreement. Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits or business) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, J.P. Morgan’s performance under this Agreement, or J.P. Morgan’s role as a service provider to the Customer.

ETF  Fund Servicing Agreement –
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(c)
The Customer will indemnify the J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the J.P. Morgan Indemnitees by any third party in connection with or arising out of J.P. Morgan’s performance under this Agreement, provided the J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question.

6.2	Force Majeure.

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global business as required by Applicable Law and as it determines from time to time meet reasonable commercial standards. To the extent permitted by Applicable Law, neither party will have any liability, however, for any damage, loss, expense or liability of any nature suffered or incurred, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of the party or its employees), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to the party’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of the party.

6.3	J.P. Morgan May Consult with Counsel.

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisors in relation to matters of law, regulation or market practice.

6.4	Limitations of J.P. Morgan’s Liability.

(a)
J.P. Morgan may rely on information provided to it by or on behalf of the Funds, or which was prepared or maintained by the Customer or any third party on behalf of the Funds, in the course of discharging its duties under this Agreement. J.P. Morgan shall not be liable to any person for any Liabilities suffered by any person as a result of J.P. Morgan: (i) having relied upon the authority, accuracy, truth or completeness of information including, without limitation, information supplied to J.P. Morgan by the Customer or by the Investment Adviser or any third party which is not an Affiliate or subcontractor of J.P. Morgan, including but not limited to, information in relation to trades in respect of the Funds or expenses of the Funds; (ii) having relied upon the authority, accuracy, truth and completeness of information furnished to J.P. Morgan by any pricing services, data services, or provider of other market information or information concerning securities held by the Funds.

ETF  Fund Servicing Agreement –
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(b)	J.P. Morgan shall not be liable for any error in data that is transitioned to J.P. Morgan at the time it begins to provide the Services with respect to the Funds provided however that J.P. Morgan:

(i)	shall use reasonable efforts to mitigate any Losses arising as a result of any such error of which it is aware; and

(ii)	shall notify the Customer as soon as practicable after becoming aware of the error.

J.P. Morgan shall be entitled to reasonable compensation, at its customary hourly rates, for the remediation efforts needed to correct any such error in data.

(c)
J.P. Morgan shall not be liable for any Losses resulting from a failure by any person (other than a J.P. Morgan Indemnitee) to provide J.P. Morgan with any information or notice that is reasonably necessary for the provision of the Services provided however that the Losses do not result from an act of negligence, fraud or willful misconduct on the part of a J.P. Morgan Indemnitee. J.P. Morgan shall use reasonable efforts to find alternative sources of information in the event of any such failure. In the event of any such failure that may affect the performance of the Services, J.P. Morgan shall promptly notify the Customer.

(d)
J.P. Morgan shall not be liable for any Liabilities whatsoever incurred or suffered by any party hereto, whether on their own account or for the account of the Funds, as a result of the failure of the Customer or its agents, officers or employees to comply with the laws or regulations of any jurisdiction in which Shares are offered.

(e)
J.P. Morgan’s responsibilities with respect to the correction of an error in calculating the net asset value of any Fund shall be subject to the NAV correction policy and procedures attached to this Agreement as Appendix A to Schedule 1 of this Agreement.

(f)
The Customer agrees that the accounting reports provided by J.P. Morgan, as well as any share class or other similar reports, are to enable the Customer to fulfill its statutory reporting and investor subscription/redemption obligations, and are not for investment, treasury or hedging purposes.

7.	Term and Termination

7.1	Term and Termination.

This Agreement shall be in effect for an initial term of five years from the Services Commencement Date (the “Initial Term”). The Agreement will automatically renew for additional one year periods effective from the first anniversary of the date of the end of the Initial Term of this Agreement, unless and until a valid termination notice is given by the Customer or J.P. Morgan at least one hundred and eighty (180) days prior to the end of the applicable term.

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7.2	Other Grounds for Termination.

(a)
In the event of the termination of the Custody Agreement or the Agency Agreement between J.P. Morgan and the Customer, J.P. Morgan may terminate this Agreement in whole or in part and cease to provide the Services simultaneously with the transition of the assets of the respective Funds to a successor custodian. In the event that any such termination occurs prior to the end of the Initial Term, the Customer shall pay J.P. Morgan an early termination fee in an amount equal to the product of X times a fraction, the numerator of which is the number of full or partial months remaining in the Initial Term at the time termination becomes effective and the denominator is [36] (the “Early Termination Fee”), unless the Customer’s termination of the custody agreement was for material breach.

(b)	Either party may terminate this Agreement immediately upon written notice to the other party following the occurrence of any of the following:

(i)
the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(ii)	a relevant federal or state authority withdrawing its authorization of either party; or

(iii)
the other party committing any material breach of this Agreement and failing to remedy such breach (if capable of remedy) within 90 days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach.

7.3	Consequences of Termination.

Termination of this Agreement under the provisions of this Article 7 will be without prejudice to the performance of any party's obligations under this Agreement with respect to all outstanding transactions at the date of termination.

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7.4	Transition following Termination.

As soon as reasonably practicable following its resignation or termination of appointment becoming effective and subject to payment of any amount owing to J.P. Morgan under this Agreement, J.P. Morgan agrees to transfer such records and related supporting documentation as are held by it under this Agreement, to any replacement provider of the Services or to such other person as the Customer may direct. Except as otherwise provided in Section 7.2, J.P. Morgan will provide the Services until a replacement administrator is in place subject to the terms and conditions of this Agreement (including Article 4).  J.P. Morgan will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as J.P. Morgan customarily charges for such assistance. The Customer undertakes to use its best efforts to appoint a new administrative service provider as soon as possible.

8.	Miscellaneous

8.1	Notices.

Notices required under this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

8.2	Successors and Assigns.

This Agreement will be binding on each of the parties hereto and their respective successors and permitted assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Agreement without Customer’s consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s fund servicing business.

8.3	Entire Agreement.

This Agreement, including the Schedules, Appendices and Annexes, sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to the Services under this Agreement, whether oral or written. Amendments must be in writing and signed by both parties.

8.4	Insurance.

The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer or the Funds. J.P. Morgan will, however, provide summary information of its own general insurance coverage, to the Customer upon written request.

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8.5          Governing Law and Jurisdiction.

This Agreement will be construed, regulated and administered under the laws of the U.S. or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.  The U.S. District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction.  Either of these courts will have the proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.  The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.

8.6          Severability; Waiver; and Survival.

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

8.7          Confidentiality.

(a)
Subject to Section 8.7(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s or the applicable Fund’s business, or with the consent of the Customer.

(b)	The Customer authorizes J.P. Morgan to disclose Confidential Information to:

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(i)	any service providers and/or vendors to the Funds that J.P. Morgan believes are reasonably required by such person to provide the relevant services;

(ii)	its Investment Advisers, auditors or public accountants;

(iii)	its Affiliates; and

(iv)	any revenue authority or any governmental entity.

(c)
Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence.

8.8          Use of J.P. Morgan’s Name.

The Customer agrees not to use (or permit the use of) J.P. Morgan's name in any publication or publicity material relating to the Customer or the Funds, including but not limited to notices, sales literature, stationery, advertisements, etc., without the prior consent of J.P. Morgan (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as administrator to the Customer or Funds.

8.9          Delegation.

J.P. Morgan may delegate to a reputable agent any of its functions herein. However, J.P. Morgan will remain liable and responsible to the Funds for any such delegation to the same extent J.P. Morgan would be liable under this agreement had no such delegation occurred. To the extent reasonably practicable, J.P. Morgan will consult with the Customer before it implements the delegation of a material aspect of the Services.

8.10        Third Party Rights.

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

8.11        Counterparts.

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

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AS WITNESS the hand of the duly authorized officers of the parties hereto:

FQF TRUST	JPMORGAN CHASE BANK, N. A.

By:	By:

Name: Kishore Karunakaran	Name: Phyllis Schroder
Title: President	Title: Executive Director
Date:	Date:

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SCHEDULE   1
Accounting and NAV Calculation Services

A.	Definitions

  1.          Definitions.

As used in this Agreement and the Schedules and Appendices to this Agreement, the following terms have the meaning hereinafter stated:

“Accounting Records” means the official books and records which are maintained by J.P. Morgan in respect of the Funds, including in accordance with Applicable Law.

“Administrator” the entity appointed as the administrator of the Customer and/or Funds under this Agreement.

“Basket” means the in-kind deposit of a designated portfolio of equity or debt securities required to be delivered for a Creation Unit.

“Business Day” means a day on which the New York Stock Exchange is open for Business.

“Cash Component” means the balancing cash due with each creation or redemption of a Creation Unit, i.e., the difference between the aggregate value of the securities in a Basket and the total value of the Creation Unit.

“Creation Unit” means a bundle of shares issued or redeemed on a continuous basis in a large, specified number at net asset value.

“Custodian” means the entity appointed as the custodian of the Funds, under the Custody Agreement or, as otherwise notified by the Customer to J.P. Morgan in writing.

“Daily” means, in relation to an activity, that it is repeated on each Business Day.

“NAV” means, in relation to any of the Funds, the net asset value per Share for that Fund.

“NAV Error” means one or more errors in the computation of net asset value which, when considered cumulatively, results in a computed error amount of at least $0.01 per Share.

“Order Taker” means the entity appointed as order taker of the Funds, as notified by the Customer to J.P. Morgan in writing.

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“Portfolio Composition File” (or “PCF”) means the securities, share quantities, and or cash that would be required to effect a Creation or Redemption on the next trading day by an Authorized Participant.  The PCF file shall include Deposit Securities and Redemption Securities (each as defined in the Agency Agreement) for each Fund, as applicable, as well as the Balancing Amount (as defined in the Agency Agreement) and/or cash component.

“Transfer Agent” means the entity appointed as transfer agent for the Customer under the Agency Agreement or as otherwise notified by the Customer to J. P. Morgan in writing.

 “Valuation File” (or “VF”) means the portfolio of securities, share quantities and cash inclusive of non deliverable assets such as futures, swaps and short equity holdings that are held, in a creation unit size, by the fund.  The file may contain the names, identifiers and number of shares of each security, the types of financial instruments and their characteristics, money market instruments, and such other information as agreed with the Customer for transmission to their selected IOPV Provider.

“Valuation Procedures” means the procedures to be followed by J.P. Morgan with respect to valuation of the Funds’ securities, as agreed by the parties.

2.	Interpretation.

Capitalized terms which are defined in the main body of this Agreement shall be defined as provided in the main body unless otherwise defined in this Schedule.

B.	Fund Accounting

 1.           Maintenance of Accounting Records.

(a)	J.P. Morgan shall maintain the following Accounting Records in accordance with U.S. generally accepted accounting principles:

(i)	journals containing an itemized Daily record of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits;

(ii)	general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received;

(iii)	separate ledger accounts; and

(iv)	a monthly trial balance of all ledger accounts (except non-Authorized Participant shareholder accounts, of which there are not expected to be any for any Fund).

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(b)	J.P. Morgan shall update the Accounting Records to reflect completed Share transactions as notified to it by the Order Taker on a total aggregate basis.

2.	Distributions.

(a)	Daily Distributing Funds: J.P. Morgan will compute each Fund’s net income and capital gains, dividend payables, dividend factors and agreed upon rates and yields.

(b)	Non-Daily Dividend Funds: J.P. Morgan will record Fund distributions as notified to it by the Administrator.

3.            Assistance to Auditors.

J.P. Morgan shall provide reasonable cooperation and assistance to the auditors of the Funds, including without limitation by providing copies of extracts of the Accounting Records and other documentation which is maintained by J.P. Morgan regarding the Funds, as reasonably required by such auditors to carry out their functions. The Customer and/or the Investment Adviser shall coordinate all requests for assistance by auditors.

C.	Fund Valuations

1.            NAV Calculation and Reporting.

(a)           J.P. Morgan shall perform NAV calculations in accordance with:

(i)	the Prospectus;

(ii)	the 1940 Act;

(iii)	Valuation Procedures; and

(iv)	Instructions which are consistent with J.P. Morgan’s operating model,

provided that, in the cases of (iii) and (iv), they are consistent with (i) and (ii).

(b)	J.P. Morgan shall perform the following NAV calculation functions Daily, unless otherwise agreed with the Customer:

(i)
recording all security transactions including appropriate gains and losses from the sale of Fund securities applying dual sell selection methodology such that highest “book” cost applied to market trades and lowest “book” cost applied to in-kind redemption trades;

(ii)	recording each Fund’s (or class’) capital share activities based upon Share Transactions received by the Order Taker;

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(iii)	accounting for and recording interest income, amortization/accretion income and dividend income and distributions made by each Fund;

(iv)	accruing Fund (or class) expenses according to instructions received from the Funds’ Administrator;

(v)	recording all corporate actions affecting securities held by each Fund;

(vi)	determining the outstanding receivables and payables for all (1) security trades, (2) Share transactions; and (3) income and expense accounts;

(vii)	obtaining security prices from independent pricing services, or if such quotes are unavailable, obtaining such prices from the Funds’ Investment Adviser or its designee, as approved by the Board

(viii)	sending the daily PCF to the Customer as directed;

(ix)	calculating the Cash Component of the PCF and transmitting it as directed by the Customer;

(x)	amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by a Fund;

(xi)	differentiating between and track gains/losses from redemption in kind trades and gains/losses from market trades;

(xii)	creating for each Fund, the PCF file on any given business day and transmitting the PCF file to the NSCC daily

(xiv)
if required, on a daily basis making portfolio holdings publicly available for each Fund on a website designated by the Trust, including names and number of shares held of each specific security together with (long and short information) the specific types of financial instruments and characteristics of same, money market instruments and amount of cash held in the portfolio of each Fund.

(c)	J.P. Morgan shall review daily the net asset value calculation for each Fund, check and confirm the net asset values for reasonableness and deviations, and report confirmed NAV calculations to

i.	the Investment Adviser;

ii.	the Order Taker; and

iii.	such third parties as agreed with the Customer.

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(d)
J.P. Morgan shall provide maintenance on behalf of the Funds of all books (in accordance with GAAP and Tax Basis) and records which the Funds are, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder.

2.           NAV Errors.

Subject to Applicable Law and notwithstanding additional duties of J.P. Morgan as furthermore described in Appendix A to this Schedule:

(a)	J.P. Morgan shall report all NAV Errors to the Customer promptly upon discovery.

(b)	The Customer shall ensure that all errors in NAV calculations identified by it, or by the Investment Adviser, are reported to J.P. Morgan as soon as reasonably practicable following discovery.

(c)	J.P. Morgan shall correct NAV Errors as and when required by Appendix A to this Schedule.

D.        Reconciliations of Securities Positions and Cash and/or Currency Balances

J.P. Morgan shall reconcile its records of securities positions and cash and/or currency balances of the relevant Fund to the records of the relevant Custodian, and shall perform similar reconciliations to the relevant source with respect to other material investment assets or liabilities. Daily cash and weekly asset reconciliations will be performed unless otherwise agreed with the Customer

E.         Standard Reporting

J.P. Morgan shall make available, including by internet to Customer, a standard set of reports as agreed with the Investment Adviser or Customer, including all reports necessary or appropriate in connection with the Trust’s quarterly Board meetings and annual audit.

F.         Services Requiring Separate Arrangements

1.            Non-Standard Services and Reports.

Additional standard and non-standard services and special reports are available by arrangement between the Customer and J.P. Morgan under the terms and conditions of this Agreement (other than adjustments in compensation as may be agreed). The non-standard services and special reports will be subject to the Change Control processes set forth in Section 2.6.

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2.            Messaging/Communication.

Unless otherwise agreed in accordance with the Change Control process set forth in Section 2.6, all information delivered to J.P. Morgan (including but not limited to trade flows and reconciliation reports) shall be via J.P. Morgan’s standard means of electronic communication.

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APPENDIX A

Net Asset Value Error Correction Policy and Procedures

1.	As used in this Agreement and the Schedules and Appendices to this Agreement, the following terms have the meaning hereinafter stated:

“NAV Error” is defined as one or more errors in the computation of net asset value which, when considered cumulatively, result in a difference between the originally computed NAV calculation and the corrected NAV calculation of at least $0.010 per share.  This computation is based upon the actual difference and is not based upon the rounding of the NAV calculation to the nearest cent per share.

The term “responsible person” means a person who, by virtue of negligence, fraud, or willful misconduct, caused or contributed to an NAV Error.

2.	(a)
In the event that a NAV Error results in a computation error greater than $0.01, then any party receiving an overpayment as a result of the NAV Error shall be responsible to reimburse the payee for such excess amounts.  The Customer will be responsible for obtaining any reimbursements due in accordance with this Agreement from the responsible person or persons.

(b)
In cases where J.P. Morgan is not the responsible person with regard to a NAV Error, J.P. Morgan shall be entitled to reasonable compensation for the work it performs with respect to the remediation of the NAV Error.

(c)
In cases where a NAV Error has occurred and J.P. Morgan is a responsible person, the Customer, upon JPMorgan’s request, will instruct the Transfer Agent to reprocess each Authorized Participant's Creation and/or Redemption transactions occurring during the NAV Error period by adjusting only the corresponding dollar amounts associated with the transactions, at the expense of the responsible person or persons.  If the Transfer Agent does not agree to reprocess transactions resulting from a NAV Error for which JPMorgan is a responsible person, JPMorgan’s liability will be limited to the dollar amount it would have been liable for had the reprocessing occurred.

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SCHEDULE   2
Fund Administration Services

A.	Portfolio Compliance Service.

1.	Subject to the timely availability of accurate data, J.P. Morgan will perform testing of the Fund’s portfolio compliance:

(i)	on a daily basis with respect to such investment restrictions and other regulatory requirements as are agreed in writing by the Customer and J.P. Morgan.

(ii)	on a quarterly basis with respect to the requirements of Section 851 of the Internal Revenue Code and applicable Treasury Regulations for qualification as a regulated investment company; and

will report its findings to the Customer from time to time as agreed between the parties (the “Portfolio Compliance Service”), including at least quarterly in connection with Board meetings.

For avoidance of doubt, J.P. Morgan’s Portfolio Compliance Services will include the following:

(i)           Prepare quarterly reports listing any known material compliance violations that occurred;

(ii)
Monitor and test each Fund’s compliance with such investment restrictions and other regulatory requirements, as may be agreed to among the Funds’ investment adviser, J.P. Morgan and each Fund as necessary to meet industry regulations (e.g., issuer or industry diversification, etc.);

(iii)         Prepare brokerage commission reports for review by the Funds’ investment adviser;

 (iv)        Provide access to compliance records and compliance tracking systems;

(v)          Develop, maintain, and monitor a compliance calendar for the Trust;

(vi)	Assist in monitoring best execution by providing quarterly brokerage commission reports;

 2.           J.P. Morgan is providing the Portfolio Compliance Service as a reporting service to the Customer to assist it in the oversight of the Funds and is not acting in a fiduciary capacity for the Funds.  Accordingly, J.P. Morgan shall have no liability for any Liabilities (including investment losses) incurred by the Customer or any Fund resulting from the reliance by the Customer (or any other person) on the accuracy or completeness of the Portfolio Compliance Service.

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B.	Financial Reporting Services.

J.P. Morgan will prepare the reports and filings below for the review and approval by the Customer’s officers and will file such documents with the SEC upon receipt of approval from the Customer’s officers.

1.	Coordinate, prepare and review each Fund’s financial statements (annual and semiannual), in accordance with all applicable rules and regulations, including:

(i)	Schedules of Investments;

(ii)	Statements of Assets and Liabilities;

(iii)	Statements of Operations;

(iv)	Statements of Changes in Net Assets;

(v)	Financial Highlights; including expense ratios and portfolio turnover rates;

(vi)	Notes to Financial Statements;

(vii)	Review of other Financial Data included in annual and semi-annual reports;

(viii)	MDFP line graphs and performance information;

(ix)	Tax disclosure information;

(x)	Supplemental premium/discount charts (e.g. Net Asset Value compared to the midpoint between the bid-ask spread);

(xi)	Trustees and Officers information;

(xii)	Expense Examples;

(xiii)	Portfolio Holdings and Index Composition Data; and

2.
Coordinate, prepare, review and filing of SEC Form N-CSR Filings, including certifications by fund officers, if applicable, subject to review and approval by the Principal Financial Officer of the Trust.

3.	Coordinate, prepare, review, and filing of Form N-SAR..

4.	Prepare and file Form N- Q for all Funds..

5.	Prepare, review and coordinate the financial highlights for the prospectus.

C.	Tax Services

J.P. Morgan will provide the following tax services, subject to the review and approval of the Customer, the Investment Adviser and/or the Funds’ auditors.

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1.	Preparation of Certain Documents:

J.P. Morgan shall prepare the following for review and approval by the Customer:

(i)     Fiscal and excise tax provisions in accordance with the Internal Revenue Code and applicable rules and regulations;

(ii)      Federal (Form 1120-RIC), state income tax return for state of incorporation of Customer (or additional states as agreed, subject to additional fees) and excise tax returns (Form 8613) (including filings by extended due dates) and file;

(iii)      Year end re-characterizations, such as return of capital, foreign tax credit, qualified dividend income and tax exempt percentages for Form 1099- DIV;

(iv)      provide support for all applicable data required for year end shareholder reporting requirements, such as income by state, income by country, treasury income;

(v) (v)      calculation of income/capital gain distributions (in compliance with income/excise tax distribution requirements) in accordance with the Internal Revenue Code and any applicable rules and regulations including calculation of periodic distribution rates;

(vi)      all items regarding liquidations or mergers, including completion of the final tax provisions, returns and calculations of all tax attributes.

(vii)      Quarterly tax exempt asset test and annual foreign security asset test.

(viii)      Tax equalization calculations.

(ix)      Prepare and review one tax basis income estimate, including capital gains, during each Fund’s excise year

2.	Financial Statement Support:

J.P. Morgan will support the Funds’ financial statement process by preparing and reviewing the following:

(i)           Return of Capital Statement of Position (ROC SOP) disclosure.

(ii)          Tax Footnote disclosure that involves tax cost of investments, ROC SOP reclassification, tax character of distributions (comparative table – prior year and current year), distributable earnings, capital loss carry forward (and if applicable, post October loss.

(iii)         60 day notice information required by the Tax Code for foreign tax credit, long-term capital gain designation, tax exempt income, dividend received deduction, qualified dividend income, qualified interest income, and qualified short-term gain.

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3.	Additional Services.

The following services are available by arrangement between the Customer and J.P. Morgan (and subject to additional fees): REMIC OID calculations, accelerated fiscal or excise tax reporting, additional wash sales processing and analysis (to be performed by GainsKeeper), Passive Foreign Investment Company (“PFIC”) identification services (to be performed by Ernst & Young’s PFIC analyzer product, pursuant to a contractual engagement by Customer with Ernst & Young), mutually agreed upon-tax consulting, assistance with Internal Revenue audits or audits conducted by state taxing authorities, assist and test for ownership charges (based upon mutually agreed upon procedures) and determine personal holding company status, as deemed necessary.

D.	Regulatory Services

J.P. Morgan will perform the following services subject to the review and approval of the Customer and its legal counsel.

1.	Prospectus/Statement of Additional Information Updates.

J.P. Morgan will prepare for review by the Customer and its legal counsel post-effective amendments to the Registration Statement, including for annual update purposes and file with the SEC; prepare draft response to SEC comments and file response letter when a post-effective amendment includes material changes; prepare and file prospectus and statement of additional information stickers as required and coordinate printing and distribution thereof.

2.	Other Regulatory Filings.

(a)	Fidelity Bond: J.P. Morgan shall obtain a copy of the Customer’s fidelity bond from the Customer’s insurance broker, and prepare and file with the SEC annually.

(b)
Form N-PX:  J.P. Morgan shall obtain the Funds’ proxy voting record information from the vendor designated by the Customer, prepare a draft Form N-PX for review by the Customer and act as liaison with the Customer’s financial printer with respect to its filing.

3.	Board Materials.

J.P. Morgan shall prepare for review by the Customer and its legal counsel a production schedule, notice, agenda and all routine Board materials, including Board memoranda and resolutions for regular quarterly Board meetings and distribute the materials to all necessary parties.  An officer of J.P. Morgan will attend the Board meetings and draft the minutes thereof for review by the Customer and its legal counsel.  J.P. Morgan shall maintain the minutes of all meetings along with all other Fund records (e.g., registration statements, contracts, proxies, compliance materials) in the corporate records of the Funds.

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4.	Calendars.

J.P. Morgan shall maintain an annual calendar of Board and Committee meetings and all required SEC filings.

E.	General Administration Services

1.	Board Materials.

J.P. Morgan will prepare or compile Fund performance and expense information, financial reports, and compliance data and information for inclusion in the regular quarterly Board meeting materials.  In this regard, J.P. Morgan will:
(a)	Prepare or compile performance and expense information, financial reports, and compliance data and information for inclusion in the Trust’s regular quarterly Board meeting materials;

(b)	Prepare quarterly Board meeting time and responsibility chart;

(c)
(c)      Prepare all quarterly Board materials, minutes and agendas and assist in preparation of narrative materials such as memoranda on routine items and new regulatory developments, subject to review by Trust counsel;

(d)	Prepare all Board minutes subject to review by Trust counsel;

(e)	Prepare special Board meeting and organizational Board meeting materials;

(f)	Coordinate Board book production and distribution;

(g)	Coordinate the provision of certain 1940 Act Section 15(c) materials and fee comparison reporting, subject to the direction and oversight of the investment adviser for the Trust;

(h)	Maintain calendar and files for all Board and shareholder meeting materials; and

(i)
Coordinate and facilitate distribution of trustee/officer questionnaires including audit committee financial expert questionnaire, subject to review and approval by Trust counsel and respond to trustees/officers questions relating thereto. Coordinate and facilitate distribution of questionnaires and other materials to trustees/officers regarding board self-assessment, as provided by Trust counsel.

(j)	Initiate and coordinate execution of Board approved documents as necessary.

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2.	Dividend Distributions.

J.P. Morgan will calculate dividend distributions in accordance with the Funds’ distribution policies and assist the Investment Adviser in making final determinations of distribution amounts.

3.	Expense Accruals.

J.P. Morgan will prepare Fund or class expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of average daily net assets (e.g., management, advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (e.g. audit fees, registration fees, directors’ fees). For the avoidance of doubt, J.P. Morgan’s services in this regard will include:

(i)	Prepare Fund budgets and calculate expense ratio projections on a monthly or more frequent basis as needed;

(ii)
Monitor expense accruals including expenses based on a percentage of average daily net assets (e.g., management, advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, directors’ fees, etc.) for adequacy and make adjustments as needed

(iii)	Calculate contractual Trust expenses and monitor all Funds’ expense ratios;

(iv)	Implement and determine methodology for allocating expenses within the Trust;

(v)	Calculate and monitor fee waivers, if necessary, under any Expense Limitation Agreement approved by the Board of Trustees; and

(vi)	Prepare, calculate, review and coordinate fee table and fee example information and disclosures for the prospectus.

4.	Expense Payments.

Upon Instruction by the Customer’s officer, J.P. Morgan will arrange for the payment of each Fund’s (or class’) expenses. . For avoidance of doubt, J.P. Morgan’s services in this regard will include:

(i)	Review invoices directed to the funds and effect payments as appropriate;

(ii)	Calculate Trust expense allocations when appropriate;

(iii)	Arrange, if directed by the appropriate client Fund officers, for the payment by wire of a Fund’s expenses;

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(iv)	Prepare form 1099-MISC for fund expense payments, including Trustees’ fees; and

(v)	Provide expense details to the Funds’ investment adviser for periodic review.

(vi)	Assist in the verification of the appropriateness of all Fund expenses including out-of-pocket costs charged to the Funds

5.	Performance and Reports.

J.P. Morgan will report Fund performance to outside statistical service providers as instructed by the Investment Adviser.

6.	Chief Compliance Officer Support.

J.P. Morgan will provide annual representation letters in connection with Customer’s obligations under Rule 38a-1 under the 1940 Act and liaise with the Funds’ Chief Compliance Officer as necessary.

7.	SEC Examinations.

J.P. Morgan will provide support and coordinate communications and data collection of records and documents held by J.P. Morgan on the Funds’ behalf, with respect to SEC regulatory examinations of the Funds. Prepare draft responses to examinations with respect to information in the possession of J.P. Morgan or which implicate J.P. Morgan services provided to the Funds.

8.	Non-Executive Officers.

J.P. Morgan will furnish appropriate non-executive officers for the Customer, such as assistant treasurers and secretaries.

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SCHEDULE  3

Remuneration

[To be agreed by the parties]

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ANNEX A

Electronic Access

1.
J.P. Morgan shall permit the Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”).  J.P. Morgan reserves the right to modify this Annex A and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to the Customer. J.P. Morgan shall use reasonable efforts to give the Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to the Customer if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.
In consideration of the fees paid by the Customer to J.P. Morgan and subject to any applicable software license addendum in relation to Bank owned or sublicensed software provided for a particular application, J.P. Morgan grants to the Customer, and, where applicable, its Authorized Persons, on the terms of this Annex A a non-exclusive license to use the Products and the information and data made available to the Customer through the Products (the “Data”) for the sole use of the Customer.  The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.
The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”).  If and to the extent that there is a conflict between the Product Terms and this Annex A, the provisions of this Annex A shall prevail.

4.
The Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and the Customer hereby expressly assumes such risks.  The Customer shall make its own independent assessment of the adequacy of the Internet and of the security procedures made available by J.P. Morgan.  The Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of the Customer, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages.  All such software must be interoperable with J.P. Morgan’s software.  Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.
In cases where J.P. Morgan’s web site is unexpectedly down or otherwise unavailable, J.P. Morgan shall provide other appropriate means for the Customer or its Authorized Persons to instruct J.P. Morgan or obtain reports from J.P. Morgan.  Provided that J.P. Morgan reasonably provides such other means, shall not be liable for any Liabilities arising out of inability to instruct or communicate using J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or willful misconduct.

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6.
Customer shall use (and cause its Affiliates, Authorized Persons, and other agents to use) appropriate and up to date products that are commercially available to protect their respective systems and associated files and Data from the threat of computer viruses and other similar destructive software elements ("Viruses") and to minimize the risk of transmission of Viruses between the parties..

7.
The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time.  The Customer further represents and warrants to J.P. Morgan that the Customer shall not access the service from any jurisdiction which J.P. Morgan informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws.  Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the Data set out therein for the purposes of providing the Products.

8.	The Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Annex A.

ETF  Fund Servicing Agreement –
March 2010 version

EXHIBIT  1
Products

JPMorgan ACCESS

ETF  Fund Servicing Agreement –
March 2010 version